                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated September 9, 1999, except as to note 10 which is as of October 19, 1999 relating to the financial statements and financial statement schedule of Somera Communications LLC, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

November 12, 1999